    Exhibit 99.1

Macy’s, Inc. Reports Strong Second Quarter 2026 Results With Continued Growth Across All Nameplates

Macy’s, Inc. delivered 2.7% comparable sales growth, exceeded its expectations across all key metrics and raised its full-year top- and bottom-line guidance

Macy’s comparable sales rose for the fifth consecutive quarter, led by Reimagine 200 stores
Bloomingdale’s delivered second consecutive quarter of double-digit comparable sales growth and its highest second-quarter sales volume

GAAP EPS was up 100%; Adjusted EPS was up 14% excluding net tariff refund benefit versus last year

NEW YORK—September 10, 2026— Macy’s, Inc. (NYSE: M) today reported financial results for the second quarter 2026 and raised its annual guidance.

Second Quarter 2026 Highlights
•Macy’s, Inc. net sales of $4.9 billion increased 1.1% versus last year.
•Macy’s, Inc. comparable sales1 rose 2.7%, with go-forward1,2 comparable sales up 2.8%.
•Macy’s comparable sales rose 1.1%, with a 1.9% increase for Reimagine 200 stores.
•Bloomingdale’s comparable sales increased 11.3% and achieved its highest second-quarter sales volume in the brand’s history.
•Bluemercury comparable sales increased 6.2%.
•GAAP diluted EPS was $0.62, up 100%; Adjusted diluted EPS was $0.63, up 14% versus last year excluding a $0.23 net tariff refund benefit.

“Our second-quarter performance builds on the progress our colleagues have consistently delivered through our Bold New Chapter strategy,” said Tony Spring, chairman and chief executive officer of Macy’s, Inc. “The investments we're making are driving results across our portfolio, from the continued outperformance of our Reimagine 200 Macy’s stores, to meaningful double-digit growth at Bloomingdale’s and another solid quarter at Bluemercury. As we enter the second half of the year, we remain focused on scaling what is resonating most with customers – exciting brands and assortments and compelling events and experiences. Combined with disciplined execution, we expect these efforts to continue to build a durable foundation for sustainable, profitable growth.”

Second Quarter 2026 Results1 (comparisons are to the second quarter of 2025)
Macy’s, Inc. net sales increased 1.1% to $4.9 billion. Net sales grew 1.9% excluding the impact of fiscal 2025 store closures.3
Macy’s, Inc. comparable sales rose 2.7% and were positive at each of the company’s nameplates.

Macy’s, Inc. go-forward1,2 business comparable sales increased 2.8%. By nameplate:
•Macy’s comparable sales grew 1.1%.
◦Reimagine 200 locations comparable sales rose 1.9%.
•Bloomingdale’s comparable sales grew 11.3%.
•Bluemercury comparable sales increased 6.2%.

Other revenue of $193 million increased $6 million, or 3.2%. Within other revenue:

•Credit card net revenues increased $3 million, or 2.0%, to $156 million, supported by the company’s healthy credit portfolio and stable net credit card losses.
•Macy’s Media Network net revenue increased $3 million, or 8.8%, to $37 million, reflecting partner engagement on the company’s advertising platform.

Gross margin rate of 41.5% increased 180 basis points. Excluding a 180 basis point benefit from net tariff refunds, partially offset by a 10 basis point headwind from ongoing tariff and fuel costs, gross margin rate was up 10 basis points.
Selling, general and administrative (“SG&A”) expense as a percent of total revenue decreased 20 basis points to 38.7%. SG&A expense of $1.96 billion increased $16 million, reflecting higher variable costs driven by net sales growth as well as the company’s investments in Bold New Chapter initiatives, partially offset by continued cost management efforts.
GAAP net income was $169 million, or 3.3% of total revenue, and Adjusted net income was $170 million, or 3.4% of total revenue. In the second quarter of 2025, net income was $87 million, or 1.7% of total revenue, and Adjusted net income was $98 million, or 2.0% of total revenue.
GAAP and Adjusted diluted EPS were $0.62 and $0.63, respectively. These include a gross tariff refund benefit, less investments back into the business, resulting in a net tariff refund benefit of $0.23 in the quarter. In the second quarter of 2025, GAAP and Adjusted diluted EPS were $0.31 and $0.35, respectively.
Adjusted earnings before interest, taxes, and depreciation and amortization (“EBITDA”) was $457 million, or 9.0% of total revenue. In the second quarter of 2025, Adjusted EBITDA was $373 million, or 7.5% of total revenue.
Balance Sheet and Liquidity
Merchandise inventories increased 2.5% year-over-year. The company believes the composition and level of inventories are well-positioned heading into the second half of 2026.

The company ended the second quarter of 2026 with cash and cash equivalents of $1.3 billion versus $0.8 billion last year and had $2.0 billion of available borrowing capacity under its asset-based credit facility.

As of the end of the second quarter of 2026, total debt was $2.4 billion. The company has no material long-term debt maturities until 2030.

Tariff Refunds and Investments

Macy’s, Inc. has received all expected International Emergency Economic Powers Act (“IEEPA”) tariff refunds including $98 million in the second quarter of 2026 and $18 million following the quarter end, for a total of $116 million. The company is taking a balanced approach to deploying benefits. Approximately $20 million of proceeds will flow to full year EPS. The remaining refunds of $96 million are being invested in 2026 to deliver for our customer, further the Bold New Chapter strategy and support long-term growth.

Shareholder Returns

Through its quarterly dividend, the company returned $51 million in cash to shareholders in the second quarter of 2026 and $101 million in the first half of 2026. Additionally, on August 28, 2026, Macy’s, Inc.’s board of directors declared a regular quarterly dividend of 19.15 cents per share on Macy’s, Inc.’s common stock, payable on October 1, 2026 to shareholders of record at the close of business on September 15, 2026.

During the second quarter of 2026, the company repurchased 2.2 million of its shares for $50 million, bringing total repurchases in the first half of 2026 to 4.9 million shares for $100 million. The company had approximately $1.0 billion remaining under its $2.0 billion share repurchase authorization as of the end of the second quarter of 2026.

1: Comparable sales refers to owned-plus-licensed-plus-marketplace sales. All reported nameplate comparable sales results are on a go-forward basis.

2: Inclusive of go-forward locations and digital, unless otherwise specified. For Macy’s, Inc. this reflects go-forward locations and digital across all three nameplates.
3: Fiscal 2025 store closures contributed approximately $35 million in the second quarter of 2025.

2026 Guidance

The company raised its annual fiscal year 2026 guidance, including net sales, comparable sales, adjusted EBITDA and adjusted diluted EPS guidance. Full year guidance continues to recognize that there are macroeconomic and geopolitical factors that could influence discretionary spend. As such, the company continues to take a prudent approach to guidance, providing flexibility to respond to changes in the competitive landscape and external environment.

Forward-looking guidance incorporates reinvestments of the majority of tariff refunds with approximately $0.05 per share flowing through to full year adjusted diluted EPS. Tariff refunds net of reinvestment benefited adjusted diluted EPS by $0.23 in the second quarter with approximately $0.18 per share of reinvestment in the second half incorporated in guidance. Additionally, guidance reflects planned investments in the company’s Reimagine 200 locations and luxury nameplates to support long-term top-line growth.

The full outlook for 2026, including the third quarter of 2026, can be found in the presentation posted to www.macysinc.com/investors. For Macy’s, Inc. the company expects:

	Guidance as of September 10, 2026	Guidance as of June 3, 2026
Net sales[1]	$21.675 billion to $21.825 billion	$21.5 billion to $21.75 billion
Comparable sales change[2]	1.0% to 1.5%	0.5% to 1.2%
Adjusted EBITDA[3] as a percent of total revenue	7.8% to 8.0%	7.7% to 7.9%
Adjusted diluted EPS[3,4]	$2.15 to $2.35	$2.00 to $2.20
1: Reflects the impact of fiscal 2025 store closures which contributed roughly $145 million of annual net sales.
2: Comparable sales refers to owned-plus-licensed-plus-marketplace sales.
3: Updated definitions to now exclude gains on sale of real estate and benefit plan income based on the company’s non-GAAP definitions as described in its Form 8-K filed on February 18, 2026.
4: The impact of any potential future share repurchases associated with the company’s current share repurchase authorization is not considered within guidance.
The company does not provide reconciliations of the forward-looking non-GAAP measures of Adjusted EBITDA as a percent of total revenue and Adjusted diluted EPS to the most directly comparable forward-looking GAAP measures, and is unable to address the probable significance to future results of any items excluded from these measures, because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. See Important Information Regarding Non-GAAP Financial Measures.

Conference Call and Webcast
A webcast of Macy's, Inc.’s call with analysts and investors to report its second quarter of 2026 sales and earnings will be held today (September 10, 2026) at 8:00 a.m. ET. Macy’s, Inc.’s webcast, along with the associated presentation, is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call 1-877-407-0832. A replay of the conference call will be available on the company’s website or by calling 1-877-660-6853, using passcode 13761151, about two hours after the conclusion of the call. Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/newsroom.
Important Information Regarding Non-GAAP Financial Measures
Please see the final pages of this news release for important information regarding the calculation of the company’s non-GAAP financial measures.
About Macy’s, Inc.
Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers. For more information, visit macysinc.com.

Forward-Looking Statements
All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s ability to successfully implement its Bold New Chapter strategy, including the ability to realize the anticipated benefits associated with the strategy, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, conditions to, or changes in the timing of proposed real estate and other transactions, declines in credit card revenues, possible systems failures and/or security breaches, business, legal and ethical challenges related to use of artificial intelligence, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, regional political and economic conditions, the effect of potential changes to trade policies, the effect of weather, inflation, inventory shortage, and labor shortages, the potential for the incurrence of charges in connection with the impairment of tangible and intangible assets, including goodwill, the amount and timing of future dividends and share repurchases, and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended January 31, 2026. Macy’s, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Media – Chris Grams
communications@macys.com
Investors – Caitlin Howe
investors@macys.com

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended August 1, 2026			13 Weeks Ended August 2, 2025
	$	% to Net sales	% to Total revenue	$	% to Net sales	% to Total revenue
Net sales	$4,866			$4,812
Other revenue (Note 2)	193	4.0%		187	3.9%
Total revenue	5,059			4,999
Cost of sales	(2,848)	(58.5%)		(2,900)	(60.3%)
Selling, general and administrative expenses	(1,960)		(38.7%)	(1,944)		(38.9%)
Gains on sale of real estate	9		0.2%	16		0.3%
Impairment, restructuring and other costs	(16)		(0.3%)	(22)		(0.4%)
Operating income	244		4.8%	149		3.0%
Benefit plan income, net	6			4
Interest expense, net	(23)			(25)
Loss on extinguishment of debt	—			(13)
Income before income taxes	227			115
Federal, state and local income tax expense (Note 3)	(58)			(28)
Net income	$169			$87
Basic earnings per share	$0.64			$0.32
Diluted earnings per share	$0.62			$0.31
Average common shares:
Basic	263.6			271.8
Diluted	271.9			275.9
End of period common shares outstanding	261.8			267.6
Supplemental Financial Measures:
Gross Margin (Note 4)	$2,018	41.5%		$1,912	39.7%
Depreciation and amortization expense	$206			$218

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	26 Weeks Ended August 1, 2026			26 Weeks Ended August 2, 2025
	$	% to Net sales	% to Total revenue	$	% to Net sales	% to Total revenue
Net sales	$9,548			$9,411
Other revenue (Note 2)	403	4.2%		380	4.0%
Total revenue	9,951			9,791
Cost of sales	(5,708)	(59.8%)		(5,695)	(60.5%)
Selling, general and administrative expenses	(3,911)		(39.3%)	(3,856)		(39.4%)
Gains on sale of real estate	23		0.2%	32		0.3%
Impairment, restructuring and other benefits (costs)	1		—%	(30)		(0.3%)
Operating income	356		3.6%	242		2.5%
Benefit plan income, net	12			8
Interest expense, net	(48)			(51)
Loss on extinguishment of debt	—			(17)
Income before income taxes	320			182
Federal, state and local income tax expense (Note 3)	(88)			(58)
Net income	$232			$124
Basic earnings per share	$0.88			$0.45
Diluted earnings per share	$0.85			$0.44
Average common shares:
Basic	264.0			274.7
Diluted	272.3			278.3
End of period common shares outstanding	261.8			267.6
Supplemental Financial Measures:
Gross Margin (Notes 4)	$3,840	40.2%		$3,716	39.5%
Depreciation and amortization expense	$416			$437

MACY’S, INC.
Consolidated Balance Sheets (Unaudited) (Note 1)
(millions)

	August 1, 2026	January 31, 2026	August 2, 2025
ASSETS:
Current Assets:
Cash and cash equivalents	$1,294	$1,246	$829
Receivables	236	628	211
Merchandise inventories	4,449	4,412	4,342
Prepaid expenses and other current assets	410	387	430
Income taxes receivable	—	—	13
Total Current Assets	6,389	6,673	5,825
Property and Equipment – net	4,565	4,743	4,903
Right of Use Assets	2,071	2,136	2,210
Goodwill	828	828	828
Other Intangible Assets – net	417	420	423
Other Assets	1,456	1,438	1,362
Total Assets	$15,726	$16,238	$15,551
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$—	$—	$194
Merchandise accounts payable	1,826	1,807	1,818
Accounts payable and accrued liabilities	2,150	2,615	2,195
Income taxes payable	43	71	12
Total Current Liabilities	4,019	4,493	4,219
Long-Term Debt	2,433	2,432	2,432
Long-Term Lease Liabilities	2,656	2,772	2,855
Deferred Income Taxes	828	805	723
Other Liabilities	862	876	871
Shareholders' Equity	4,928	4,860	4,451
Total Liabilities and Shareholders’ Equity	$15,726	$16,238	$15,551

MACY’S, INC.
Consolidated Statements of Cash Flows (Unaudited) (Notes 1 and 5)
(millions)

	26 Weeks Ended August 1, 2026	26 Weeks Ended August 2, 2025
Cash flows from operating activities:
Net income	$232	$124
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment, restructuring and other (benefits) costs	(1)	30
Depreciation and amortization	416	437
Stock-based compensation expense	32	28
Gains on sale of real estate	(23)	(32)
Benefit plans	3	1
Amortization of financing costs and premium on acquired debt	3	6
Deferred income taxes	22	(1)
Changes in assets and liabilities:
Decrease in receivables	382	92
(Increase) decrease in merchandise inventories	(37)	123
Increase in prepaid expenses and other current assets	(28)	(54)
Increase (decrease) in merchandise accounts payable	47	(35)
Decrease in accounts payable and accrued liabilities	(389)	(405)
(Decrease) increase in current income taxes	(17)	9
Change in other assets and liabilities	(56)	(68)
Net cash provided by operating activities	586	255
Cash flows from investing activities:
Purchase of property and equipment	(153)	(179)
Capitalized software	(171)	(164)
Proceeds from disposition of assets, net	35	75
Other, net	3	6
Net cash used by investing activities	(286)	(262)
Cash flows from financing activities:
Debt issued	—	500
Debt issuance costs	—	(13)
Debt repaid	(2)	(651)
Debt repurchase premium and expenses	—	(11)
Dividends paid	(101)	(100)
Decrease in outstanding checks	(47)	(47)
Acquisition of treasury stock	(104)	(149)
Issuance of common stock, net	3	—
Net cash used by financing activities	(251)	(471)
Net increase (decrease) in cash, cash equivalents and restricted cash	49	(478)
Cash, cash equivalents and restricted cash beginning of period	1,249	1,310
Cash, cash equivalents and restricted cash end of period	$1,298	$832

MACY’S, INC.
Consolidated Financial Statements (Unaudited)
Notes:
(1)As a result of the seasonal nature of the retail business, the results of operations for the 13 and 26 weeks ended August 1, 2026 and August 2, 2025 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.
(2)Other Revenue is inclusive of the following amounts. All amounts in millions except percentages.

	13 Weeks Ended August 1, 2026		13 Weeks Ended August 2, 2025
	$	% to Net sales	$	% to Net sales
Credit card revenues, net	$156	3.2%	$153	3.2%
Macy's Media Network revenue, net	37	0.8%	34	0.7%
Other Revenue	$193	4.0%	$187	3.9%

Net Sales	$4,866		$4,812

	26 Weeks Ended August 1, 2026		26 Weeks Ended August 2, 2025
	$	% to Net sales	$	% to Net sales
Credit card revenues, net	$328	3.4%	$306	3.3%
Macy's Media Network revenue, net	75	0.8%	74	0.8%
Other Revenue	$403	4.2%	$380	4.0%

Net Sales	$9,548		$9,411
(3)The income tax expense of $58 million and $88 million, or 25.6% and 27.5% of pretax income, for the 13 and 26 weeks ended August 1, 2026, respectively, and income tax expense of $28 million and $58 million, or 24.3% and 31.9% of pretax income, for the 13 and 26 weeks ended August 2, 2025, respectively, reflect a different effective tax rate as compared to the Company’s federal income tax statutory rate of 21%. The income tax effective rates for the 13 weeks ended August 1, 2026 and August 2, 2025 were driven primarily by the impact of state and local taxes.The income tax effective rates for the 26 weeks ended August 1, 2026 and August 2, 2025 were driven primarily by the impact of state and local taxes and the vesting and cancellation of certain stock-based compensation awards.
(4)Gross margin is defined as net sales less cost of sales.
(5)Restricted cash of $4 million and $3 million is included within cash and cash equivalents as of August 1, 2026 and August 2, 2025, respectively.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
The company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that earnings before interest and taxes (“EBIT”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures, provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period net income, diluted earnings per share and EBITDA provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and leverage sales, respectively, and to more readily compare these metrics between past and future periods. Management also believes that Adjusted EBIT and Adjusted EBITDA are frequently used by investors and securities analysts in their evaluations of companies, and that such supplemental measures facilitate comparisons between companies that have different capital and financing structures and/or tax rates. The Company uses certain non-GAAP financial measures as performance measures for components of executive compensation.
The company does not provide reconciliations of the forward-looking non-GAAP measures of Adjusted EBITDA as a percent of total revenue and adjusted diluted earnings per share to the most directly comparable forward-looking GAAP measures, and is unable to address the probable significance to future results of any items excluded from these measures, because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate.
Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:
•Adjusted EBIT and adjusted EBITDA are reconciled to GAAP net income.
•Adjusted net income is reconciled to GAAP net income.
•Adjusted diluted earnings per share is reconciled to GAAP diluted earnings per share.
Adjusted EBIT and Adjusted EBITDA
(millions)

	13 Weeks Ended August 1, 2026	13 Weeks Ended August 2, 2025
Net income	$169	$87
Federal, state and local income tax expense	58	28
Interest expense, net	23	25
Loss on extinguishment of debt	—	13
Benefit plan income, net	(6)	(4)
Impairment, restructuring and other costs	16	22
Gains on sale of real estate	(9)	(16)
Adjusted EBIT	251	155
Depreciation and amortization	206	218
Adjusted EBITDA	$457	$373

	26 Weeks Ended August 1, 2026	26 Weeks Ended August 2, 2025
Net income	$232	$124
Federal, state and local income tax expense	88	58
Interest expense, net	48	51
Loss on extinguishment of debt	—	17
Benefit plan income, net	(12)	(8)
Impairment, restructuring and other (benefits) costs	(1)	30
Gains on sale of real estate	(23)	(32)
Adjusted EBIT	332	240
Depreciation and amortization	416	437
Adjusted EBITDA	$748	$677

Adjusted Net Income and Adjusted Diluted Earnings Per Share
(All amounts in millions except per share figures)

	13 Weeks Ended August 1, 2026		13 Weeks Ended August 2, 2025
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported	$169	$0.62	$87	$0.31
Loss on extinguishment of debt	—	—	13	0.05
Benefit plan income, net	(6)	(0.02)	(4)	(0.01)
Impairment, restructuring and other costs	16	0.06	22	0.08
Gains on sale of real estate	(9)	(0.03)	(16)	(0.06)
Income tax impact of items identified above	—	—	(4)	(0.02)
As adjusted to exclude items above	$170	$0.63	$98	$0.35
Net tariff refund benefit	(84)	(0.31)	—	—
Income tax impact of net tariff refund benefit	21	0.08	—	—
As adjusted to exclude the impact of the net tariff refund benefit, net of tax	$107	$0.40	$98	$0.35

	26 Weeks Ended August 1, 2026		26 Weeks Ended August 2, 2025
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported	$232	$0.85	$124	$0.44
Loss on extinguishment of debt	—	—	17	0.06
Benefit plan income, net	(12)	(0.04)	(8)	(0.02)
Impairment, restructuring and other (benefits) costs	(1)	—	30	0.11
Gains on sale of real estate	(23)	(0.09)	(32)	(0.12)
Income tax impact of items identified above	9	0.03	(2)	(0.01)
As adjusted to exclude items above	$205	$0.75	$129	$0.46